Exhibit 99.2

Independent Auditors’ Report

To the Board of Directors

Clayton HC, Inc.

Knoxville, Tennessee

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of Clayton Bank and Trust and American City Bank (wholly-owned subsidiaries of Clayton HC, Inc.) (the “Banks”), which comprise the combined balance sheets as of December 31, 2016 and 2015, and the related combined statements of comprehensive income, changes in shareholder’s equity, and cash flows for the three years ended December 31, 2016, 2015 and 2014, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Banks’ preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Banks’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating of the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Banks as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the three years ended December 31, 2016, 2015 and 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ Rodefer Moss & Co, PLLC

Knoxville, Tennessee

June 15, 2017

Clayton Banks

Combined balance sheets

December 31, 2016 and 2015

(dollars in thousands, except for per share amounts)

	2016	2015
ASSETS
Cash and cash equivalents
Cash and due from banks	$37,735	$42,045
Federal funds sold	11,857	2,414

Total cash and cash equivalents	49,592	44,459

Securities
Securities available for sale, at fair value	52,981	64,146
Securities held to maturity, at cost	13,691	15,336

Total securities	66,672	79,482

Loans, net of discounts and unearned income	1,052,570	911,778
Less: allowance for loan losses	20,395	21,780

Net loans	1,032,175	889,998

Other assets
Premises and equipment, net of accumulated depreciation	22,662	23,014
Goodwill	8,425	8,425
Core deposit intangible assets, net of accumulated amortization	—	29
Federal Home Loan Bank stock, at cost	3,370	3,370
Accrued interest receivable	5,050	4,373
Other real estate owned	3,103	4,095
Cash surrender value of life insurance	464	457
Other	3,303	3,422

Total other assets	46,377	47,185

Total assets	$1,194,816	$1,061,124

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities
Deposits
Non-interest bearing	$193,525	$146,876
Interest bearing	724,849	654,613

Total deposits	918,374	801,489

Federal funds purchased	308	10,587
Federal Home Loan Bank advances	52,414	44,477
Accrued interest payable	553	467
Other liabilities	9,590	6,672

Total liabilities	981,239	863,692

Shareholder’s Equity
CBT Common stock, $25 par value; authorized 200,000 shares; 153,600 shares issued and outstanding and ACB Common stock $362.09 par value; authorized 105,000; 1,000 shares issued and outstanding	4,202	4,202
Additional paid in capital	89,902	89,902
Retained earnings	118,389	101,242
Accumulated other comprehensive income, net of applicable taxes	1,084	2,086

Total shareholder’s equity	213,577	197,432

Total liabilities and shareholder’s equity	$1,194,816	$1,061,124

See accompanying notes to combined financial statements.

Clayton Banks

Combined statements of income

December 31, 2016, 2015 and 2014

(dollars in thousands, except for per share amounts)

	2016	2015	2014

Interest income
Loans, including fees	$60,331	$54,637	$50,688
Securities	2,293	2,657	2,961
Other	341	252	267

Total interest income	62,965	57,546	53,916

Interest expense
Deposits	5,483	4,815	4,662
Other borrowings	1,272	1,253	1,064

Total interest expense	6,755	6,068	5,726

Net interest income	56,210	51,478	48,190
Provision for loan losses	978	419	160

Net interest income after provision for loan losses	55,232	51,059	48,030

Non-interest income (loss)
Service charges on deposit accounts	872	943	1,018
Trust fee income	777	733	706
Net (loss) gain on sales of foreclosed real estate owned and fixed assets	(290)	439	(219)
Loan servicing income	1,970	1,649	1,510
Other non-interest income	3,149	2,026	1,883

Total non-interest income, net	6,478	5,790	4,898

Non-interest expense
Salaries and employee benefits	14,792	14,703	14,908
Occupancy and equipment	2,383	2,329	2,364
FDIC and state banking fees	642	609	618
Collection expense	305	312	601
Amortization of intangible assets	29	58	138
Professional fees	331	416	417
Other non-interest expense	4,212	3,793	3,525

Total non-interest expense	22,694	22,220	22,571

Income before income taxes	39,016	34,629	30,357
Income tax expense	2,638	2,580	2,253

Net income	$36,378	$32,049	$28,104

See accompanying notes to Combined financial statements.

Clayton Banks

Combined statements of comprehensive income

December 31, 2016, 2015 and 2014

(dollars in thousands)

	2016	2015	2014
Net Income	$36,378	$32,049	$28,104

Other comprehensive (loss) income, net of income taxes
Net change in unrealized (losses) gains on securities available for sale, net of tax effect	(978)	(421)	1,529
Reclassification adjustment for gain on sale of securities included in net income, net of tax expense of $2, $0 and $2	(24)	(1)	(27)

Total comprehensive income	$35,376	$31,627	$29,606

See accompanying notes to Combined financial statements.

Clayton Banks

Combined statements of change in shareholder’s equity

December 31, 2016, 2015 and 2014

(dollars in thousands)

	Common stock	Additional paid in capital	Retained earnings	Accumulated other comprehensive income	Total shareholder’s equity
Balance, December 31, 2013	$4,202	$89,902	$53,186	$1,006	$148,296
Net income	—	—	28,104	—	28,104
Dividends declared	—	—	(12,097)	—	(12,097)
Other comprehensive income	—	—	—	1,502	1,502

Balance, December 31, 2014	$4,202	$89,902	$69,193	$2,508	$165,805
Net income	—	—	32,049	—	32,049
Other comprehensive loss	—	—	—	(422)	(422)

Balance, December 31, 2015	$4,202	$89,902	$101,242	$2,086	$197,432
Net income	—	—	36,378	—	36,378
Dividends declared	—	—	(19,231)	—	(19,231)
Other comprehensive loss	—	—	—	(1,002)	(1,002)

Balance, December 31, 2016	$4,202	$89,902	$118,389	$1,084	$213,577

See accompanying notes to Combined financial statements.

CLAYTON BANKS

Combined statements of cash flows

December 31, 2016, 2015 and 2014

(dollars in thousands)

	2016	2015	2014
Cash flows from operating activities
Net income	$36,378	$32,049	$28,104
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	576	616	694
Provision for loan losses	978	419	160
Net accretion of discounts and amortization of premiums on securities	227	250	274
Net gains on sales of securities	(26)	(1)	(29)
Net loss (gain) on sales of foreclosed real estate owned and fixed assets	290	(439)	219
Net change in:
Accrued interest receivable	(677)	(211)	174
Accrued interest payable	86	29	(74)
Other, net	1,397	682	(11,922)

Net cash flows from operating activities	39,229	33,394	17,600

Cash flows from investing activities
Available-for-sale securities
Sales	537	—	401
Maturities, prepayments and calls	9,373	10,236	13,009
Purchases	—	(3,836)	(9,282)
Held-to-maturity securities
Maturities, prepayments and calls	1,627	2,273	1,658
Purchase of FHLB Stock	—	—	(7)
Net change in loans	(150,342)	(139,019)	(33,208)
Purchases of premises and equipment	(195)	(221)	34
Proceeds from the sales of foreclosed real estate owned	1,361	5,081	2,251

Net cash flows used in investing activities	(137,639)	(125,486)	(25,144)

Cash flows from financing activities
Net change in deposits	116,885	45,471	21,031
Proceeds from FHLB advances	8,500	2,000	30,000
Repayments of FHLB advances	(563)	(255)	(31,314)
Proceeds (repayments) of Federal funds purchased	(10,279)	10,587	(1)
Dividends paid	(11,000)	—	(12,097)

Net cash flows from financing activities	103,543	57,803	7,619

Net change in cash and cash equivalents	5,133	(34,289)	75
Cash and cash equivalents at the beginning of the year	44,459	78,748	78,673

Cash and cash equivalents at the end of the year	$49,592	$44,459	$78,748

Supplemental disclosures of cash flow information
Cash paid during year for:
Interest	$6,669	$6,039	$6,138
Income taxes, net of refunds	3,250	1,939	3,254
Supplemental schedule of non-cash activities
Transfers from loans to foreclosed real estate owned	$490	$1,546	$4,921
Transfers from foreclosed real estate owed to loans	291	152	70
Non-cash dividend of loan receivable	5,829	—	—

See accompanying notes to Combined financial statements.

Clayton Banks

Notes to combined financial statements

December 31, 2016, 2015 and 2014

(dollars in thousands)

Note 1—Summary of significant accounting policies

Nature of Operations and Principles of Combination—The combined financial statements include Clayton Bank and Trust and American City Bank, together referred to as “Clayton Bank” or “the Banks.” Intercompany transactions and balances are eliminated in consolidation. The Banks are wholly-owned by Clayton HC Inc.

The Banks provide financial services through its branches in the counties of Chester, Blount, Knox, Madison, Tipton, Crockett, Henderson, Putnam, Franklin, Coffee, Moore, and Fayette, Tennessee. Their primary deposit products are checking, savings, and term certificate accounts, and their primary lending products are residential mortgage including Manufactured Housing, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. However, the customers’ ability to repay their loans is dependent on the cash flow of borrowers, which can be impacted by the general economic conditions in the area.

Basis of Presentation—The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and general practices of the banking industry.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan loss, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, the determination of the fair value of financial instruments, and the realization of deferred tax assets. In connection with the determination of the allowance for loan loss and the estimated fair value of real estate owned, management obtains independent appraisals for significant properties.

Cash and Cash Equivalents—For purposes of balance sheet classification and reporting cash flows, cash and cash equivalents include cash on hand, deposits with other financial institutions with original maturities less than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, and federal funds purchased.

Securities - Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchased premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities, where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Clayton Banks

Notes to combined financial statements

Declines in the fair value of the securities below their cost that are other than temporary are reflected as realized losses. In estimating other than temporary impairment (“OTTI”), management considers the length of time and extent that fair value has been less than cost, the financial condition and near term prospects of the issuer, and the Banks’ ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value. The banks recorded no OTTI for the years ended December 31, 2016, 2015 and 2014.

Federal Home Loan Bank (FHLB) Stock—The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on asset size, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Loans—Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, purchased discount, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income. Net deferred loan origination fees and purchased discount on manufactured home loans are accreted using methods that approximate the level-yield method without anticipating prepayments.

Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Consumer loans are typically charged off no later than 180 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not received for loans placed on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses—The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan terms is not expected. Commercial and commercial real estate loans meeting certain size and performance characteristics are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is recorded at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Clayton Banks

Notes to combined financial statements

Foreclosed Assets—Assets acquired through or instead of loan foreclosure are initially recorded at lower of carrying value or fair value, less costs to sell, when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Premises and Equipment—Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from five to forty years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from three to ten years.

Bank Owned Life Insurance—The Bank has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other changes or other amounts due that are probable at settlement.

Goodwill—Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified. Based on our assessment completed as of December 31, 2016 and 2015, no goodwill impairment was indicated.

Core Deposit Intangible Assets—Core deposit intangible assets arise from whole bank and branch acquisitions. They are initially measured at fair value and then are amortized over their estimated useful lives.

Long-Term Assets—Premises and equipment, core deposits and other intangible assets, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Retirement Plans—Employee 401(k) and profit sharing expense is the amount of matching contributions. Deferred compensation and supplemental retirement plan expense allocates the benefits over years of service. Employee stock ownership plan related compensation expense was recorded based on a fair market valuation of the shares allocated to participant accounts.

Income Taxes—The Banks have elected to be treated as an S Corporation under Section 1362 of the Internal Revenue Code of 1986, as amended. As a result, the Banks will generally not be subject to federal income tax. The Banks will continue to be subject to taxation by the State of Tennessee.

Pursuant to ASC 740, Income Taxes, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Although the tax years ending after December 31, 2013 through December 31, 2016 remain open for examination for various taxing authorities, it is management’s opinion that resolution of any significant uncertain tax positions that remain open at December 31, 2016 will not have a material effect on the Banks’ financial statements.

The Banks’ policy is to recognize interest and/or penalties related to income tax matters in income tax expense.

Off Balance Sheet Financial Instruments—Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs.

Clayton Banks

Notes to combined financial statements

The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Comprehensive Income—Consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which are also recognized as separate components of equity.

Loss Contingencies—Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the financial statements.

Dividend Restriction—Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to the shareholders.

Fair Value of Financial Instruments—Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Subsequent Events—Subsequent to year end, in February 2017, the Banks entered into stock purchase agreement with FirstBank, a wholly owned subsidiary of FB Financial Corporation, whereby the Banks will be merged with and into FirstBank. The transaction is expected to close in the third quarter of 2017.

Clayton Bank and Trust paid a dividend to Clayton HC in January 2017 in the amount of $10,450 for the purpose of paying taxes on previous earnings of the Banks.

Date of Management’s Review—Management has evaluated events and transactions occurring subsequent to the balance sheet date for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through the date of the report, which is the date these financial statements were available to be issued. There were no other subsequent events, other than what has been disclosed above that occurred after December 31 2016, but prior to the issuance of these financial statements that would have a material impact on the Banks’ combined financial statements.

Note 2—Securities

The fair value of available for sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows for the years ended December 31, 2016 and 2015:

2016	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities	$34,378	$791	$(173)	$34,996
State and municipal	17,444	583	(42)	17,985

Total	$51,822	$1,374	$(215)	$52,981

Clayton Banks

Notes to combined financial statements

2015	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities	$43,947	$1,280	$(134)	$45,093
State and municipal	17,962	1,091	—	19,053

Total	$61,909	$2,371	$(134)	$64,146

The amortized cost, unrecognized gains and losses, and fair value of securities held to maturity were as follows:

2016	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Mortgage-backed securities	$777	$31	$—	$808
State and municipal	12,914	482	(4)	13,392

Total	$13,691	$513	$(4)	$14,200

2015	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities	$1,240	$54	$—	$1,294
State and municipal	14,096	958	—	15,054

Total	$15,336	$1,012	$—	$16,348

The amortized cost and fair value of debt securities at December 31, 2016, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	Available For Sale		Held to Maturity
	Amortized cost	Fair value	Amortized cost	Fair value
Due in one year	$—	$—	$300	$304
Due in one to five years	5,355	3,425	4,024	4,176
Due in five to ten years	6,841	9,219	5,582	5,787
Due in greater than ten years	5,248	5,341	3,008	3,125
Mortgage-backed securities	34,378	34,996	777	808

	$51,822	$52,981	$13,691	$14,200

There was one security sold and three securities redeemed during 2016 for a net gain of $26 and there were no securities sold and seven securities redeemed during 2015 for a net gain of $1. There was one security sold and one security redeemed during 2014 for a net gain of $29. Securities carried at $55,560 and $65,930 at December 31, 2016 and 2015, respectively, were pledged to secure deposits and for other purposes as required or permitted by law.

At December 31, 2016 and 2015, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholder’s equity.

Clayton Banks

Notes to combined financial statements

The following table shows securities with unrealized losses and their fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2016 and 2015.

	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
2016
Mortgage-backed securities	$9,242	$(97)	$2,059	$(76)	$11,301	$(173)
State and municipal	4,197	(46)	—	—	4,197	(46)

Total temporarily impaired	$13,439	$(143)	$2,059	$(76)	$15,498	$(219)

2015
Mortgage-backed securities	$4,809	$(22)	$3,803	$(112)	$8,612	$(134)

Total temporarily impaired	$4,809	$(22)	$3,803	$(112)	$8,612	$(134)

Unrealized losses on debt securities have not been recognized into income because the issuers are of high credit quality (rated AA or higher), management has the intent and ability to hold for the foreseeable future, and the decline in fair value is largely due to changes in market interest rates. The fair value is expected to recover as the investments approach their maturity date.

Note 3—Loans

A summary of loans outstanding by category at December 31, 2016 and 2015 follows:

	2016	2015
Construction and land	$147,182	$107,163
Commercial real estate	299,059	251,428
Commercial and agriculture	155,771	149,409
Consumer real estate	103,668	94,249
Consumer	23,349	34,785
Manufactured homes	323,541	274,744

	1,052,570	911,778
Less: Allowance for loan losses	(20,395)	(21,780)

Loans, net of unearned fees	$1,032,175	$889,998

For purposes of the disclosures required pursuant to the Banks’ adoption of ASU 2010-20, the Banks’ loan portfolio is disaggregated into portfolio segments and then further disaggregated into classes. A portfolio segment is defined as the level at which management develops and documents a systematic method for determining its allowance for loan losses. The Banks has the following loan portfolio segments—Construction and land; Commercial real estate; Commercial and agriculture; Consumer real estate; Consumer; and Manufactured homes loans. A class is generally determined based on the initial measurement attribute, risk characteristics of the loan, and the Banks’ method for monitoring and assessing credit risk. Classes within the Construction and land segment are Land acquisition, Commercial construction, and Residential construction.

Clayton Banks

Notes to combined financial statements

Classes within the Commercial real estate segment are Rental, Business and industrial, and Other. Classes within the Consumer segment are Auto, Credit cards and Other consumer.

During the year ended December 31, 2016 the Banks sold the credit card class portfolio (included in consumer loans above) which had a book value of $2,527 for a gain of $147.

The allowance for loan losses (ALLL) includes the following components—reserves for loans collectively evaluated for impairment (determined in accordance with FASB ASC 450-20 Contingencies) and reserves for loans individually evaluated for impairment (determined in accordance with FASB ASC 310-10 Receivables).

The reserves for loans collectively evaluated for impairment are determined based on an application of average historical charge-off percentages by loan portfolio segment, adjusted for loans internally assigned loan grades, and also adjusted for management’s evaluation of current economic events, trends, and conditions in accordance with FASB ASC 450-20 Contingencies. The Banks uses a three-year average historical charge-off percentages.

The reserves for loans individually evaluated for impairment are determined based on the present value of the expected future payments discounted at the loan’s effective interest rate, or for loans that are mainly dependent on the collateral for repayment, the estimated fair value of the collateral less estimated selling costs (net realizable value).

Summary in the allowance for loan losses was as follows:

	2016	2015	2014
Beginning balance	$21,780	$23,108	$24,614
Provision for loan losses	978	419	160
Loans charged off	(2,745)	(2,198)	(2,228)
Recoveries	382	451	562

Ending balance	$20,395	$21,780	$23,108

The following tables provides a detailed rollforward of the allowance for loan losses for the years ended December 31, 2016, 2015 and 2014 by portfolio segment:

2016	Construction and land	Commercial real estate	Commercial and agriculture	Consumer real estate	Consumer	Manufactured homes	Total
Allowance for loan loss
Beginning balance	$3,561	$6,582	$1,811	$1,446	$859	$7,521	$21,780
Charge-offs	(66)	(50)	(543)	(373)	(577)	(1,136)	(2,745)
Recoveries	10	31	105	45	73	118	382
Provision	(1,845)	(1,210)	1,527	281	125	2,100	978

Ending balance	$1,660	$5,353	$2,900	$1,399	$480	$8,603	$20,395

Ending balance—individually evaluated for impairment	$—	$1,275	$1,315	$17	$40	$22	$2,669

Ending balance—collectively evaluated for impairment	$1,660	$4,078	$1,585	$1,382	$440	$8,581	$17,726

Loans
Ending balance—individually evaluated for impairment	$1,668	$7,471	$2,816	$1,597	$440	$14,792	$28,784
Ending balance—collectively evaluated for impairment	145,514	291,588	152,955	102,071	22,909	308,749	1,023,786

Ending balance total loans	$147,182	$299,059	$155,771	$103,668	$23,349	$323,541	$1,052,570

Clayton Banks

Notes to combined financial statements

2016	Construction and land	Commercial real estate	Commercial and agriculture	Consumer real estate	Consumer	Manufactured homes	Total
Allowance for loan loss
Beginning balance	$4,237	$6,981	$2,823	$1,856	$1,004	$6,207	$23,108
Charge-offs	(341)	(166)	(34)	(374)	(473)	(810)	(2,198)
Recoveries	12	30	85	45	138	141	451
Provision	(347)	(263)	(1,063)	(81)	190	1,983	419

Ending balance	$3,561	$6,582	$1,811	$1,446	$859	$7,521	$21,780

Ending balance—individually evaluated for impairment	$1,798	$1,272	$383	$300	$64	$25	$3,842

Ending balance—collectively evaluated for impairment	$1,763	$5,310	$1,428	$1,146	$795	$7,496	$17,938

Loans
Ending balance—individually evaluated for impairment	$3,370	$9,287	$2,846	$3,140	$446	$4,237	$23,326
Ending balance—collectively evaluated for impairment	103,793	242,141	146,563	91,109	34,339	270,507	888,452

Ending balance total loans	$107,163	$251,428	$149,409	$94,249	$34,785	$274,744	$911,778

2014	Construction and land	Commercial real estate	Commercial and agriculture	Consumer real estate	Consumer	Manufactured homes	Total
Allowance for loan loss
Beginning balance	5,192	7,505	2,912	2,059	1,067	5,879	$24,614
Charge-offs	(220)	(432)	(199)	(266)	(610)	(501)	$(2,228)
Recoveries	131	150	56	25	90	110	$562
Provision	(866)	(242)	54	38	457	719	160

Ending balance	$4,237	$6,981	$2,823	$1,856	$1,004	$6,207	$23,108

Ending balance—individually evaluated for impairment	$753	$1,356	$922	$509	$122	$30	$3,692

Ending balance—collectively evaluated for impairment	$3,484	$5,625	$1,901	$1,347	$882	$6,177	$19,416

Loans
Ending balance—individually evaluated for impairment	$3,123	$9,752	$1,381	$4,487	$118	$2,963	$21,824
Ending balance—collectively evaluated for impairment	73,991	210,152	125,293	92,910	31,843	221,763	755,952

Ending balance total loans	$77,114	$219,904	$126,674	$97,397	$31,961	$224,726	$777,776

The Banks use internally assigned loan grades as credit quality indicator. Loans are graded as Pass, Special Mention, or Substandard.

Pass grade loans are considered a normal credit risk. The borrower has the apparent ability to satisfy its obligations to the Banks, and therefore no loss in ultimate collection is anticipated based on current facts and circumstances. Pass grade loans have reasonable collateral and low to normal loan to value ratios.

Special Mention grade loans are considered loans with a slightly above normal credit risk. These loans have potential weaknesses that deserve management’s close attention, and if left uncorrected, such potential weaknesses may result in an increased risk of loss in the future. Special Mention grade loans do not expose the Banks to sufficient risk to warrant adverse classification.

Substandard grade loans are considered inadequately protected by the current net worth and financial capacity of the borrower or the collateral pledged, if any. These loans are characterized by the distinct possibility that the Bank will sustain some loss in the future, if the weaknesses are not corrected. Loss potential, while existing

Clayton Banks

Notes to combined financial statements

in the aggregate amount of the Substandard grade loans, does not have to exist in the individual loans classified as Substandard.

The following table provides the balances of loans by loan classes disaggregated based on credit quality indicator—internally assigned loan grades as of December 31, 2016:

	Loan grade			Total
Loan Class	Pass	Special mention	Substandard
Construction and land	$144,654	$852	$1,676	$147,182
Commercial real estate	265,044	20,854	13,161	299,059
Commercial & agriculture	152,063	716	2,992	155,771
Consumer real estate	97,988	3,614	2,066	103,668
Consumer	22,326	523	500	23,349
Manufactured homes	287,601	18,971	16,969	323,541

Total loans	$969,676	$45,530	$37,364	$1,052,570

The following table provides the balances of loans by loan classes disaggregated based on credit quality indicator—internally assigned loan grades as of December 31, 2015:

	Loan grade			Total
Loan Class	Pass	Special mention	Substandard
Construction and land	$95,299	$7,934	$3,930	$107,163
Commercial real estate	220,515	12,801	18,112	251,428
Commercial & agriculture	143,539	2,811	3,059	149,409
Consumer real estate	84,820	5,172	4,257	94,249
Consumer	32,303	1,964	518	34,785
Manufactured homes	255,285	12,679	6,780	274,744

Total loans	$831,761	$43,361	$36,656	$911,778

Impaired loans individually evaluated for impairment in accordance with ASC 310 at December 31, 2016 and 2015 were as follows:

	2016	2015
Carrying value of total impaired loans	$28,784	$23,326
Amount of the direct allowance for loan losses allocated	2,669	3,842
Average of impaired loans during the year	35,549	40,598
Interest income recognized during impairment	1,406	2,019

Clayton Banks

Notes to combined financial statements

Impaired loans individually evaluated for impairment in accordance with ASC 310 disaggregated by class as of December 31, 2016 were as follows:

Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized
Impaired loans with related allowance recorded
Construction and land	$—	$—	$—	$—	$—
Commercial real estate	4,350	4,518	1,275	4,627	86
Commercial & agriculture	1,710	1,766	1,315	1,829	69
Consumer real estate	202	203	17	204	10
Consumer	45	45	40	2	—
Manufactured homes	2,079	2,078	22	2,198	—

Total loans with related allowance recorded	$8,386	$8,610	$2,669	$8,860	$165

Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized
Impaired loans with no related allowance recorded
Construction and land	$1,668	$2,842	$—	$2,861	$8
Commercial real estate	3,121	4,200	—	4,485	125
Commercial & agriculture	1,106	1,860	—	2,949	82
Consumer real estate	1,395	1,648	—	1,930	63
Consumer	395	628	—	536	29
Manufactured homes	12,713	13,744	—	13,928	934

Total loans with no related allowance recorded	20,398	24,922	—	26,689	1,241

Total impaired loans	$28,784	$33,532	$2,669	$35,549	$1,406

Impaired loans individually evaluated for impairment in accordance with ASC 310 disaggregated by class as of December 31, 2015 were as follows:

Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized
Impaired loans with related allowance recorded
Construction and land	$3,089	$2,042	$1,798	$2,059	$(1)
Commercial real estate	2,967	2,957	1,272	2,975	66
Commercial & agriculture	446	497	383	459	2
Consumer real estate	912	993	300	1,010	19
Consumer	64	64	64	67	(1)
Manufactured homes	2,507	2,507	25	—	—

Total loans with related allowance recorded	$9,985	$9,060	$3,842	$6,570	$85

Clayton Banks

Notes to combined financial statements

Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized
Impaired loans with no related allowance recorded
Construction and land	$281	$3,223	$—	$2,480	$115
Commercial real estate	6,320	7,909	—	17,370	759
Commercial & agriculture	2,400	2,469	—	2,719	126
Consumer real estate	2,228	2,628	—	3,857	272
Consumer	382	397	—	584	44
Manufactured homes	1,730	2,573	—	7,018	618

Total loans with no related allowance recorded	13,341	19,199	—	34,028	1,934

Total impaired loans	$23,326	$28,259	$3,842	$40,598	$2,019

Impaired loans individually evaluated for impairment in accordance with ASC 310 disaggregated by class as of December 31, 2014 were as follows:

Loan Class	Average recorded investment	Interest income recognized
Impaired loans with related allowance recorded
Construction and land	$1,550	$27
Commercial real estate	3,835	96
Commercial & agriculture	246	3
Consumer real estate	2,470	79
Consumer	123	6
Manufactured homes	900	27

Total loans with related allowance recorded	$9,124	$238

Loan Class	Average recorded investment	Interest income recognized
Impaired loans with no related allowance recorded
Construction and land	$3,300	$53
Commercial real estate	11,086	356
Commercial & agriculture	437	3
Consumer real estate	5,715	304
Consumer	3,250	163
Manufactured homes	2	2

Total loans with no related allowance recorded	23,790	881

Total impaired loans	$32,914	$1,119

Clayton Banks

Notes to combined financial statements

Non-performing loans were as follows at December 31, 2016 and 2015:

	2016	2015
Loans past due over 90 days still on accrual	$1,270	$1,114
Non-accrual loans	10,169	10,000

	$11,439	$11,114

Non-performing loans and impaired loans are defined differently. All non-performing loans were loans past due 90 days or greater and still on accrual or loans on non-accrual status as of December 31, 2016 and 2015. Impaired loans are loans for which, based on current information and events, it is considered probable that the Bank will be unable to collect all amounts of contractual interest and principal as scheduled in the loan agreement. Some loans may be included in both categories, whereas other loans may only be included in one category.

Age analysis of past due loans disaggregated by class as of December 31, 2016:

Loan Class	30-89 days past due	Greater than 90 days	Non-accruals	Current and accruing interest	Total loans
Construction and land	$1,264	$1	$1,668	$144,249	$147,182
Commercial real estate	178	—	6,441	292,440	299,059
Commercial & agriculture	1,017	—	627	154,127	155,771
Consumer real estate	2,074	291	821	100,482	103,668
Consumer	491	69	277	22,512	23,349
Manufactured homes	14,362	909	335	307,935	323,541

Total loans	$19,386	$1,270	$10,169	$1,021,745	$1,052,570

Age analysis of past due loans disaggregated by class as of December 31, 2015:

Loan Class	30-89 days past due	Greater than 90 days	Non-accruals	Current and accruing interest	Total loans
Construction and land	$177	$—	$3,567	$103,419	$107,163
Commercial real estate	491	—	3,351	247,586	251,428
Commercial & agriculture	839	33	776	147,761	149,409
Consumer real estate	1,506	514	1,481	90,748	94,249
Consumer	451	55	228	34,051	34,785
Manufactured homes	4,697	512	597	268,938	274,744

Total loans	$8,161	$1,114	$10,000	$892,503	$911,778

Troubled debt restructurings (TDR)—as part of the Banks’ ongoing risk management practices, the Banks attempt to work with borrowers when necessary to extend or modify loan terms to better align with their current ability to repay. Extensions and modifications to loans are made in accordance with internal policies

Clayton Banks

Notes to combined financial statements

and guidelines which conform to regulatory guidance. Each occurrence is unique to the borrower and is evaluated separately. The Banks consider regulatory guidelines when restructuring loans to ensure that prudent lending practices are followed. As such, qualification criteria and payment terms consider the borrower’s current and prospective ability to comply with the modified terms of the loan.

A modification is classified as TDR if the borrower is experiencing financial difficulty and it is determined that the Banks have granted a concession to the borrower. The Banks may determine that a borrower is experiencing financial difficulty if the borrower is currently in default on any of its debt, or if it is probable that the borrower may default in the foreseeable future without a modification of its debt. Generally, a concession is granted when the Banks no longer expect to collect all amounts due at the original contractual rate subsequent to modification.

Concessions could include reductions of interest rates, extension of the maturity date at a rate lower than current market rate for a new loan with similar risk, reduction of accrued interest, or principal forgiveness. When evaluating whether a concession has been granted, the Banks also consider whether the borrower has provided additional collateral or guarantors and whether such additions adequately compensate the Banks for the restructured terms. The assessments of whether a borrower is experiencing (or is likely to experience) financial difficulty and whether a concession has been granted is subjective in nature and management judgment is required when determining whether a modification is classified as TDR. The Banks’ determination whether a TDR is placed on nonaccrual status generally follows the same internal policies and procedures as for the other portfolio loans.

As of December 31, 2016 and 2015, the Company has a recorded investment in troubled debt restructurings of $21,755 and $16,222, respectively. The modifications included extensions of the maturity date and/or a stated rate of interest to one lower than the current market rate. The Company has allocated $677 and $1,268 of specific reserves for those loans at December 31, 2016 and 2015, respectively, and has committed to lend additional amounts totaling up to $1,167 and $327, respectively to these customers. Of these loans, $4,574 and $4,434 were classified as non-accrual loans as of December 31, 2016 and 2015, respectively.

The following table reflects TDR occurring during the year ended December 31, 2016 by class:

Loan Class	Number of contracts	Pre- modification outstanding recorded investment	Post- modification outstanding recorded investment	Charge-offs to specific reserves
Commercial Real Estate	1	$46	$46	$—
Consumer Real Estate	7	363	366	—
Commercial & Agriculture	1	17	17	—
Consumer	6	6,968	6,968	—

Total loans	15	$7,394	$7,397	$—

There were no TDRs within the previous 12 months for which there was a payment default during the year ended December 31, 2016.

Clayton Banks

Notes to combined financial statements

The following table reflects TDR occurring during the year ended December 31, 2015 by class:

Loan Class	Number of contracts	Pre- modification outstanding recorded investment	Post- modification outstanding recorded investment	Charge-offs to specific reserves
Commercial Real Estate	1	$1,391	$1,391	$—
Consumer real estate	5	222	222	—
Consumer	2	56	55	—

Total loans	8	$1,669	$1,668	$—

The following table reflects TDRs within the previous 12 months for which there was a payment default during the year ended December 31, 2015 by class:

Loan Class	Number of contracts	Defaulted principal balance
Commercial & Agriculture	2	$35
Consumer	1	$8

Total loans	3	$43

The following table reflects TDR occurring during the year ended December 31, 2014 by class:

Loan Class	Number of contracts	Pre- modification outstanding recorded investment	Post- modification outstanding recorded investment	Charge-offs to specific reserves
Commercial Real Estate	2	$57	$57	$—
Commercial & Agriculture	2	26	26	—
Consumer real estate	9	719	722	—
Consumer	2	48	50	—

Total loans	15	$850	$855	$—

The following table reflects TDRs within the previous 12 months for which there was a payment default during the year ended December 31, 2014 by class:

Loan Class	Number of contracts	Defaulted principal balance
Consumer	2	$180

Total loans	2	$180

Clayton Banks

Notes to combined financial statements

Note 4—Premises and equipment

Premises and equipment were as follows as of December 31, 2016 and 2015:

	2016	2015
Land	$10,562	$10,562
Buildings	15,293	15,088
Furniture, fixtures and equipment	3,092	3,035
Vehicles	55	55
Computer & equipment	997	984
Construction in Progress	1,652	1,732

	31,651	31,456
Less: Accumulated depreciation	(8,989)	(8,442)

	$22,662	$23,014

Depreciation expense was $547, $558 and $556 for the years ended December 31, 2016, 2015 and 2014, respectively.

Note 5—Deposits

Interest bearing deposits were as follows as of December 31, 2016 and 2015:

	2016	2015
Demand deposits	$64,584	$59,191
Savings and money market accounts	324,939	292,275
Certificates of deposits	335,326	303,147

	$724,849	$654,613

Interest expense on the above deposits totaled $5,483, $4,815, and $4,662 for the years ended December 31, 2016, 2015 and 2014, respectively.

The amount up to which deposits in the Bank are insured by the FDIC in aggregate is $250 as part of the Dodd-Frank Act.

Total deposits of $250 or more were $421,556 and $403,354 at December 31, 2016 and 2015, respectively.

Included in certificates of deposits above were internet and brokered deposits of $96,319 and $42,558 and $90,445 and $31, 385 as of December 31, 2016 and 2015, respectively.

Scheduled maturities of time deposits were as follows:

2017	$176,881
2018	77,703
2019	36,889
2020	19,390
2021	18,979
After 2021	5,484

$335,326

Clayton Banks

Notes to combined financial statements

Note 6—Federal home loan bank advances

The Banks are currently participating in a program with the Federal Home Loan Bank (FHLB) of Cincinnati to provide funds to the public for affordable housing. The FHLB advances are secured by qualifying loans, the majority being home mortgages (1-4 family residential). To participate in this program, the Banks are required to be a member and own stock in the FHLB. The Banks had $3,370 of such stock at December 31, 2016 and 2015, to satisfy this requirement.

Interest expense on the above advances total $1,265, $1,247, and $1,056 for years ended December 31, 2016, 2015, and 2014, respectively.

At December 31, 2016 and 2015, advances from the Federal Home Loan Bank were as follows:

	2016	2015
Maturities January 2017 through September 2027 fixed rates at rates from 0.25% to 6.07%, average 2.45%	$52,414	$—

Maturities January 2016 through September 2027 fixed rates at rates from 0.25% to 6.07%, average 2.86%	$—	$44,477

Qualifying loans totaling $165,325 and $112,268 were pledged as security under a blanket pledge agreement with the FHLB at December 31, 2016 and 2015, respectively.

As of December 31, 2016, scheduled maturities were as follows:

2017	$19,068
2018	12,551
2019	5,524
2020	133
2021	5,019
Thereafter	10,119

$52,414

Note 7—Other borrowed funds

The Banks have available federal funds lines (or the equivalent thereof) with correspondent banks totaling approximately $62,500 and $52,500 as of December 31, 2016 and 2015 respectively. Fed funds purchased were $308 and $10,587 as of December 31, 2016 and 2015, respectively.

Note 8—Income taxes

Income tax expense (benefit) for the years ended December 31, 2016, 2015 and 2014 was as follows:

	2016	2015	2014
Current state	$2,707	$2,609	$2,235
Deferred state	(69)	(29)	18

	$2,638	$2,580	$2,253

Clayton Banks

Notes to combined financial statements

A reconciliation of the amount computed by applying the statutory tax rate of 6.5 percent to pretax income with income tax expense follows:

	2016	2015	2014
Income tax expense at statutory rate	$2,536	$2,540	$2,060
Other	102	40	193

	$2,638	$2,580	$2,253

Deferred tax assets and liabilities as of December 31, 2016 and 2015 were due to the following:

	2016	2015
Deferred tax assets:
Allowance for loan losses	$623	$807
Book versus tax basis of fixed assets depreciation	—	47
Deferred loan fees and costs	288	7

Total deferred tax assets	$911	$861

Deferred tax liabilities:
Book versus tax basis of accounting	$(23)	$28
Unrealized gain on securities	(76)	(147)

Total deferred tax liabilities	$(99)	$(119)

Net deferred tax asset	$812	$742

Note 9—Regulatory capital matters

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. As of December 31, 2016 and 2015, the most recent regulatory notifications categorized Clayton Bank and Trust, and American City Bank (the “Banks”) as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Banks’ categories.

Clayton Banks

Notes to combined financial statements

Actual and required capital amounts and ratios are presented below as of December 31, 2016:

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2016
Total Capital to risk weighted assets
Clayton Bank and Trust	$167,513	18.86%	$71,038	8.00%	$88,797	10.00%
American City Bank	50,454	16.87%	23,927	8.00%	29,909	10.00%
Tier 1 (Core) Capital to risk weighted assets
Clayton Bank and Trust	$156,332	17.61%	$53,278	6.00%	$53,278	6.00%
American City Bank	47,736	15.96%	17,945	6.00%	17,945	6.00%
Tier 1 (Core) Capital to average assets
Clayton Bank and Trust	$156,332	18.10%	$34,557	4.00%	$43,196	5.00%
American City Bank	47,736	16.48%	11,585	4.00%	14,481	5.00%
Tier 1 (Common) Capital to risk weighted assets
Clayton Bank and Trust	$156,332	17.61%	$39,959	4.50%	$57,718	6.50%
American City Bank	47,736	15.96%	13,459	4.50%	19,441	6.50%

Actual and required capital amounts and ratios are presented below as of December 31, 2015:

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

2015

Total Capital to risk weighted assets
Clayton Bank and Trust	$153,469	19.75%	$62,151	8.00%	$77,689	10.00%
American City Bank	45,625	18.60%	19,624	8.00%	24,531	10.00%
Tier 1 (Core) Capital to risk weighted assets
Clayton Bank and Trust	$143,638	18.49%	$46,613	6.00%	$46,613	6.00%
American City Bank	43,272	17.64%	14,718	6.00%	14,718	6.00%
Tier 1 (Core) Capital to average assets
Clayton Bank and Trust	$143,638	19.07%	$30,122	4.00%	$37,652	5.00%
American City Bank	43,272	16.72%	10,352	4.00%	12,940	5.00%
Tier 1 (Common) Capital to risk weighted assets
Clayton Bank and Trust	$143,638	18.49%	$34,960	4.50%	$50,498	6.50%
American City Bank	43,272	17.64%	11,039	4.50%	15,945	6.50%

Note 10—Loan commitments, contingencies and other related activities

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet credit loss risk exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as the ones used for loans, including obtaining collateral at exercise of the commitment.

Clayton Banks

Notes to combined financial statements

The contractual amount of financial instruments with off-balance-sheet risk was as follows at year-end.

	2016	2015
Commitments to make Loans	$243,068	$203,730
Lines of Credit	$1,653	$1,013
Letters of Credit	$6,878	$4,726
Credit Cards	$—	$8,921

In the normal course of business, the Banks are subject to various claims and litigation arising out of claims or other disputes. Because litigation is subject to many uncertainties and the outcome of individual litigated matters is not predictable with assurance, it is reasonably possible that some of the legal actions and claims could be filed and decided as unfavorable to the Banks. Although the amount of ultimate liabilities with respect to such matters cannot be ascertained, management, after evaluating current ongoing litigation or claims, believes that any resulting liability should not materially affect the financial position of the Banks.

NOTE 11—Fair value of financial instruments

ASC 820, “Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The statement emphasizes that fair value is a market-based measurement: not an entity-specific measurement. Therefore, the fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. ASC 820 establishes a three-level valuation hierarchy for disclosure of fair value measurements.

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3: Significant unobservable inputs based on the Banks’ assumptions used to measure assets and liabilities at fair value.

The Banks utilize fair value measurements to record fair value adjustments to certain assets and liabilities. Following is a description of the valuation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Securities Available for Sale—Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government securities and certain other products. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics and are classified within Level 2 of the valuation hierarchy. Level 2 securities include mortgage-backed securities and municipal bonds. In certain cases, where there is limited activity or fair values are estimated using discounted cash flow models, securities are classified within Level 3 of the valuation hierarchy.

Impaired Loans—A loan is considered to be impaired when it is probable the Banks will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired

Clayton Banks

Notes to combined financial statements

loans are measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance may be established as a component of the allowance for loan losses or the expense is recognized as a charge-off. Impaired loans are classified within Level 3 of the hierarchy.

Other Real Estate Owned—Other real estate owned, consisting of properties obtained through foreclosure or in satisfaction of loans, is initially recorded at lower of carrying value or fair value, determined on the basis of current appraisals, comparable sales, and other estimates of value obtained principally from independent sources, adjusted for estimated selling costs. Other real estate owned is included in Level 3 of the valuation hierarchy.

The Banks had no liabilities measured at fair value on a recurring or non-recurring basis at December 31, 2016 and 2015.

Assets measured at fair value on a recurring basis as of December 31, 2016 and 2015:

2016	Level 1	Level 2	Level 3	Total
Investment securities available for sale
Mortgage-backed securities	$—	$34,996	$—	$34,996
State and municipal securities	—	17,985	—	17,985

Total	$—	$52,981	$—	$52,981

2015	Level 1	Level 2	Level 3	Total
Investment securities available for sale
Mortgage-backed securities	$—	$45,093	$—	$45,093
State and municipal securities	—	19,053	—	19,053

Total	$—	$64,146	$—	$64,146

Assets measured at fair value on a non-recurring basis as of December 31, 2016 and 2015:

2016	Level 1	Level 2	Level 3	Total
Other real estate owned	$—	$—	$1,315	$1,315
Impaired loans, net	—	—	16,471	16,471

Total assets at fair value	$—	$—	$17,786	$17,786

2015	Level 1	Level 2	Level 3	Total
Other real estate owned	$—	$—	$2,105	$2,105
Impaired loans, net	—	—	5,408	5,408

Total assets at fair value	$—	$—	$7,513	$7,513

There were no transfers between Level 1, 2 or 3 during the periods presented.

The following methods and assumptions were used in estimating its fair value disclosure for financial instruments that are not measured at fair value.

Cash and Cash Equivalents—The carrying amounts of cash, due from banks, and federal funds sold approximate their fair value.

Clayton Banks

Notes to combined financial statements

Loans—For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values approximate carrying values. For other loans, fair values are estimated using discounted cash flow models, using current market interest rates offered for loans with similar terms to borrowers of similar credit quality.

Deposits, Federal Home Loan Bank Advances and Other Borrowed Funds—The carrying amounts of demand deposits, savings deposits and floating rate advances from the Federal Home Loan Bank approximate their fair values. Fair values for certificates of deposit, fixed rate advances from the Federal Home Loan Bank are estimated using discounted cash flow models using current market interest rates offered on certificates, advances and other borrowings.

Federal Funds Purchased—The carrying amounts of federal funds purchased approximate their fair value.

Carrying amount and estimated fair values of financial instruments were as follows at December 31, 2016 and 2015:

	2016
	Carrying amount	Level 1	Level 2	Level 3	Fair value
Financial Assets
Cash and cash equivalent	$49,592	$49,592	$—	$—	$49,592
Securities available for sale	52,981	—	52,981	—	52,981
Securities held to maturity	13,691	—	14,200	—	14,200
Loans, net	1,032,175	—	1,005,310	16,471	1,021,781
FHLB stock and securities	3,370	—	—	3,370	3,370
Accrued interest receivable	5,050	—	5,050	—	5,050
Financial Liabilities
Non maturing deposits	583,048	583,048	—	—	583,048
Time deposits	335,326	—	333,634	—	333,634
FHLB advances	52,414	—	52,780	—	52,780
Fed funds purchased	308	308	—	—	308
Accrued interest payable	553	—	553	—	553

Clayton Banks

Notes to combined financial statements

	2015
	Carrying amount	Level 1	Level 2	Level 3	Fair value

Financial Assets
Cash and cash equivalent	$44,459	$44,459	$—	$—	$44,459
Securities available for sale	64,146	—	64,146	—	64,146
Securities held to maturity	15,336	—	16,348	—	16,348
Loans, net	889,998	—	867,965	5,408	873,373
FHLB stock and securities	3,370	—	—	3,370	3,370
Accrued interest receivable	4,095	—	4,095	—	4,095

Financial Liabilities
Non maturing deposits	498,342	498,342	—	—	498,342
Time deposits	303,147	—	301,823	—	301,823
FHLB advances	44,477	—	50,673	—	50,673
Fed funds purchased	10,587	10,587	—	—	10,587
Accrued interest payable	467	—	467	—	467

Note 12—Investment in life insurance policies and compensation plans

American City Bank has a deferred compensation plan for certain former and active directors. The cash surrender value of life insurance policies related to this deferred compensation plan was $122, $119 and $116 at December 31, 2016, 2015 and 2014, respectively. The liability related to the plan was $54, $72 and $90 at December 31, 2016, 2015 and 2014, respectively. Income recognized for this plan was $2, $3 and $8 during the years ended December 31, 2016, 2015 and 2014, respectively.

American City Bank also has approved an Executive Supplemental Retirement (ESR) plan for key officers. This plan offers death benefits to the officers’ beneficiaries during their employment with the Bank. In addition, the plan offers retirement benefits to these officers based upon the earnings of specific life insurance policies. The liability related to the ESR plan was $61, $69 and $76 at December 31, 2016, 2015 and 2014, respectively. The cash surrender value of the life insurance policies related to the ESR plan was $342, $338 and $332 at December 31, 2016, 2015 and 2014, respectively. Expense recognized related to this plan was $5, $5 and $5 during the years ended December 31, 2016, 2015 and 2014, respectively.

The Banks employees participate in a 401(k) defined contribution plan sponsored by Clayton HC, Inc. covering all employees who have completed three months of service as the quarterly entry date and who are age 18 or older. The Banks may, at their discretion, contribute up to 6% matching funds. For the years ended December 31, 2016, 2015 and 2014, the Banks’ matching contributions to the plan totaled $297, $235 and $224, respectively.

Clayton HC, Inc. sponsors an employee stock ownership plan (ESOP)—see Note 15 for further discussion.

Clayton Banks

Notes to combined financial statements

Note 13—Intangible and other assets

Intangible assets

Intangible assets were as follows as of December 31, 2016 and 2015:

	2016		2015
	Gross carrying amount	Accumulated amortization	Gross carrying amount	Accumulated amortization
Amortized intangible assets:
Core deposit intangibles	$5,530	$5,530	$5,530	$5,501

Aggregate amortization expense was $29, $58, and $138 for the years ended December 31, 2016, 2015 and 2014, respectively. As of December 31, 2016, the core deposit intangible asset was fully amortized.

Other Assets

Other assets were as follows as of December 31, 2016 and 2015:

	2016	2015
Accounts receivable	$208	$751
Prepaid expenses—other	852	558
Repossessed assets	263	428
Investment property	365	365
Deferred tax assets	911	861
Other assets	704	459

Total other assets	$3,303	$3,422

Note 14—Other liabilities

Other liabilities were as follows as of December 31, 2016 and 2015:

	2016	2015
Loan escrow	$2,521	$1,717
Accrued expenses	3,797	1,599
Accounts payable	724	766
Long term incentive payable	873	713
Accrued ESOP	672	541
Other liabilities	1,003	1,336

	$9,590	$6,672

Note 15—Employee stock ownership plan

Clayton HC, Inc. adopted an employee stock ownership plan (ESOP) in January 2013. The ESOP is an additional retirement benefit plan where all eligible employees are included in pro rata distribution of Clayton HC, Inc.’s

Clayton Banks

Notes to combined financial statements

stock which vests over a period of six years. All employees of the Clayton Bank and Trust and American City Bank subsidiaries are entered into the plan once certain eligibility requirements are met. Employees who had been employed for one year and have completed 1,000 hours of service are eligible to participate in the ESOP. Additional allocations of stock can be made annually at the discretion of the shareholder and the trustees of the ESOP. The ESOP purchased 96,552, 107,705 and 114,286 shares of the Clayton HC, Inc. stock during the years ended December 31, 2016, 2015 and 2014, respectively. All the shares were released and allocated to participant accounts. There was no unearned compensation related to the ESOP as of December 31, 2016 and 2015. The Banks’ expense related to the ESOP was $28, $16 and $16 for the years ended December 31, 2016, 2015, and 2014 respectively.

Note 16—Related party transactions

The Banks offer loans in the ordinary course of business to our insiders, including our executive officers and directors, their related interests and immediate family members and other employees. Applicable law and our written credit policies require that loans to insiders be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to non-insider employees and other non-insiders are subject to the same requirements and underwriting standards and meet our normal lending guidelines, except that non-insider employees and other non-insiders may receive preferential interest rates and fees as an employee benefit. Loans to individual employees, directors and executive officers must also comply with the Banks’ statutory lending limits and regulatory requirements regarding lending limits and collateral. All extensions of credit to the related parties must be reviewed and approved by the Banks’ boards of directors with a personal interest in any loan application are excluded from the consideration of such loan application. The Banks have made loans to directors and executive officers.

Such loans amounted to $46,107 (representing 38 loans) and $25,587 (representing 23 loans) at December 31, 2016 and 2015 respectively.

Deposits from principal officers, directors and their affiliates were $42,894 and $34,415 at December 31, 2016 and 2015, respectively.

At December 31, 2016 and 2015, Clayton HC, Inc. had cash balances on deposit with the Clayton Bank and Trust totaling $28,170 and $1,003, respectively, for ongoing corporate needs.

The Banks also have available lines of credit (or the equivalent thereof) with the majority shareholder totaling approximately $52,000 as of December 31, 2016 and 2015. There was no balance outstanding on those lines at December 31, 2016 and 2015.

The Banks entered into aircraft time sharing agreement, dated July 2015, with CFA Holdings LLC and CF Services LLC, pursuant to which the Banks have the right to use, from time to time, an aircraft leased and operated by CFA Holdings. This replaces the previous agreement entered into during 2007. CFA Holdings and CF Services LLC bill the Banks for usage of the aircraft based on hours of use and operating costs. During the year end December 31, 2016, 2015, and 2014 the banks paid CFA Holdings and CF Services $240 and $198 and $54 respectively, under the aviation timesharing agreement for the use of the aircraft.

Clayton Bank and Trust leases branch space from Clayton HC, Inc. Annual lease for space is $6 per year. Clayton HC has a management agreement with Clayton Bank and Trust to provide support for collection of debts,

Clayton Banks

Notes to combined financial statements

management of ORE, accounting and other management duties, amounting to $186, $200, and $198 during the years ended December 31, 2016, 2015 and 2014, respectively.

Apex Bank, 50% owned by Clayton HC, Inc., has a management agreement with Clayton Bank and Trust to provide support for IT and other management duties, amounting to $20, $24, and $14 during the years ended December 31, 2016, 2015 and 2014, respectively.